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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2013, relating to the consolidated financial statements of Financial Pacific Holdings, LLC and subsidiaries as of and for the year ended December 31, 2012 appearing in Umpqua Holdings Corporation's Current Report on Form 8-K/A dated September 11, 2013.

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington
April 18, 2014

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  Exhibit 23.5